Exhibit 3.1.2

                                                                           DRAFT

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 05:42 PM 06/20/2005
                                                       FILED 05:37 PM 06/20/2005
                                                      SRV 050512817-0939652 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CALPINE CORPORATION


          CALPINE CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended on June 2, 2004, is hereby amended by:

          (i) deleting paragraphs (b) and (c) of Article SEVENTH thereof and inserting the following in lieu thereof:

          (b) Except as otherwise provided by law, each Director shall be elected at the annual meeting of stockholders to serve a one-year term and until such Director's successor is elected and qualified or until such Director's death, resignation or removal.

          (c) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his current term, or his early resignation, removal from office or death.

          2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





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     IN WITNESS WHEREOF,  Calpine  Corporation has caused this Certificate to be executed by Lisa M. Bodensteiner, its duly authorized officer, this 20th day of June 2005.

                               CALPINE CORPORATION


                               By: /s/ LISA M. BODENSTEINER
                                  ----------------------------------
                                  Name:   Lisa M. Bodensteiner
                                  Title:  Executive Vice President, and
                                          Assistant Secretary